UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2011

SeaBright Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34204	56-2393241
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 4th Avenue, Suite 2600
Seattle, Washington 98101
(Address of Principal executive offices, including Zip Code)

206-269-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2011, the Board of Directors of SeaBright Holdings, Inc. (the “Company”) elected Neal A. Fuller to serve as the Company’s and its subsidiaries’ senior vice president, chief financial officer, and assistant secretary. Mr. Fuller has over 27 years of experience in the financial services industry, including nearly 20 years of senior management experience. From 2010 to 2011, he served as senior vice president and chief financial officer of the ICW Group.  From 2000 to 2009, he served in executive leadership positions for Safeco Corporation, including senior vice president-finance and treasurer.  Prior to that, from 1991 to 2000, Mr. Fuller held financial leadership positions with Safeco Asset Management and Safeco Mutual Funds.

There are no arrangements or understandings between Mr. Fuller and any other person pursuant to which he was selected as chief financial officer and there are no related party transactions between Mr. Fuller and the Company.

Pursuant to an employment offer letter dated August 25, 2011 between Mr. Fuller and the Company, Mr. Fuller is entitled to an annual base salary of $350,000.  In addition, Mr. Fuller is entitled to a sign-on bonus in the amount of $65,000, to be paid within 30 days from his date of hire.  Mr. Fuller agreed to repay this sign-on bonus if he is not an employee in good standing at the Company 12 months from the bonus payment date. This recapture provision will not apply if Mr. Fuller’s position is eliminated or his compensation package is substantially reduced as a result of a material change in control.  The offer letter also contemplates that Mr. Fuller will receive, subject to approval of the Company’s Compensation Committee of the Board of Directors (“Compensation Committee”) at its next regularly scheduled meeting following Mr. Fuller’s date of hire, shares of restricted stock worth $500,000, awarded pursuant to the Company’s Amended and Restated 2005 Long-Term Equity Incentive Plan and cliff vesting in 2014.  In addition, for the 2012 fiscal year only and subject to approval of the Compensation Committee, Mr. Fuller is entitled to a restricted stock and an incentive stock option award guarantee with a total value of $350,000, with the proportionate distribution of three shares of restricted stock for every one incentive stock option.  The offer letter contemplates that such awards would be made in the first quarter of calendar year 2013, with the restricted stock cliff vesting in 2016 and the incentive stock options vesting ratably over 4 years.  Pursuant to the offer letter, Mr. Fuller will be eligible to participate in the Company’s annual bonus program at a bonus target level of 65% of his annual base salary.  In the event that Mr. Fuller is terminated from the Company (other than for cause as defined in the offer letter) due to elimination of his position or a material change of control of the Company during the first 12 months of his employment, he will be entitled to 100% of his annual base salary, payable from the date of termination for a period of 12 months thereafter.

A copy of the employment offer letter between Mr. Fuller and the Company is attached to this current report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

A copy of the press release dated September 12, 2011 announcing the election of Mr. Fuller is attached to this current report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The list of exhibits in the Exhibit Index to this report is incorporated herein by reference

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEABRIGHT HOLDINGS, INC.
By:	/s/ John G. Pasqualetto
John G. Pasqualetto
Chairman, President and Chief Executive Officer

Date: September 13, 2011

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment offer letter dated August 25, 2011.
99.1	Press release dated September 12, 2011.

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